Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-158196 on Form S-3 and in Registration Statement No. 333-158945 on Form S-8 of our report dated June 10, 2010, appearing in this Annual Report on Form 11-K of CommScope, Inc.

/s/ CHERRY, BEKAERT & HOLLAND, L.L.P.

Charlotte, North Carolina

June 10, 2010